UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 10, 2004

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.
1-12577		47-0684333

SITEL CORPORATION

MINNESOTA

(State or Other Jurisdiction of Incorporation or Organization)

7277 WORLD COMMUNICATIONS DRIVE OMAHA, NEBRASKA	68122
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-6810

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On December 10, 2004, SITEL Corporation (the “Company”) amended two nonqualified deferred compensation plans in which certain directors or executive officers participate, in order to address certain requirements under new U.S. legislation concerning deferred compensation arrangements. The Company’s 2001 Nonemployee Director Compensation Plan, which permits nonemployee directors to defer all or part of their compensation from quarterly board retainers and meeting fees for eventual payout in Common Stock, was amended to delay the timing of distributions of amounts deferred under the Plan on or after January 1,2005 until at least six months after a director retires from service.  The Company’s Executive Wealth Accumulation Plan, which permits certain U.S. executive employees to defer part of their salary and part or all of their incentive compensation, was frozen and no further contributions to the plan are permitted after December 31, 2004.

On December 14, 2004, the Company and Bill L. Fairfield, a director and executive officer, entered into a separation agreement in connection with Mr. Fairfield’s retirement from his positions with the Company at the end of 2004.  Pursuant to the separation agreement, the Company agreed to continue to pay Mr. Fairfield amounts equivalent to biweekly payments of his $400,000 base salary during the 12 months ending December 31, 2005 (to be reduced by any amounts received by Mr. Fairfield during the same period if he accepts new full-time senior-executive level employment or consulting) and during the same period to continue to pay under COBRA the same portion of the premium costs associated with continued medical and dental insurance coverage of Mr. Fairfield and his family as when Mr. Fairfield was an employee.  Mr. Fairfield agreed to provide without charge up to 10 hours of consulting per month at the request of the Company’s CEO through December 31, 2005.  Mr. Fairfield will retain his vested director options for 115,000 shares of Common Stock with exercise prices ranging from $2.51 to $19.50 received during 1995-2001 for his service as a nonemployee director, in accordance with and subject to the terms and conditions of those options as existed prior to the separation agreement.  The Company permitted Mr. Fairfield to continue to hold and exercise until December 31, 2005 the employee options for 200,000 shares of the Common Stock with an exercise price of $2.765 received in 2002 when Mr. Fairfield joined the Company as an executive officer, and accelerated the vesting of the portion of these options that had not yet vested.  Under the agreement, the Company can cease the foregoing compensation payments and terminate the employee options if Mr. Fairfield engages in certain competitive activities during 2005.

Item 1.02.                                          Termination of a Material Definitive Agreement.

On December 10, 2004, the Company also terminated effective January 1, 2005 the Company’s Executive Wealth Accumulation Plan (see discussion under Item 1.01 above), primarily because of the new U.S. legislation affecting the plan and current limited participation in the plan.  Participants’ deferred compensation account balances will be paid out in 2005.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                                                                 On December 14, 2004, Bill L. Fairfield submitted his resignation effective December 31, 2004 from the Board of Directors and as an executive officer of the Company pursuant to his retirement from the Company.  A copy of the Company’s press release announcing Mr. Fairfield’s retirement is included as Exhibit 99.1 to this report.

Item 9.01.                                          Financial Statements and Exhibits.

(c) Exhibits

99.1                           Press release of SITEL Corporation dated December 15, 2004

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITEL Corporation
(Registrant)

Date:	December 16, 2004	By	/s/	Jorge A. Celaya
Jorge A. Celaya
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of SITEL Corporation dated December 15, 2004